                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated February 27, 2001, except with respect to Note 13, as to which the date is March 30, 2001 included in Transcend Services, Inc.'s Annual Report on Form 10-K for the year ending December 31, 2000 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statement File No. 033-57072, 033-41361, 033-37685, 033-59115, 333-32587, 333-
16213and 333-78777.

/s/ Arthur Andersen LLP

Atlanta, Georgia
April 6, 2001

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